UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2021

Duolingo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40653	45-3055872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5900 Penn Avenue
Pittsburgh, Pennsylvania 15206
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 567-6602

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DUOL	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 8 2021, the Board of Directors (the “Board”) of Duolingo, Inc. (the “Company”) appointed John Lilly to serve as a Class I director on the Company’s Board and as a member of the Compensation and Leadership Committee, in each case, effective as of December 15 , 2021. Mr. Lilly will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2022 and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal.

Mr. Lilly is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for: (i) an annual cash retainer of $30,000 for serving on the Board, paid quarterly in arrears (prorated based on his service during the 2021 fiscal year); (ii) an annual cash retainer of $6,000 for serving on the Compensation and Leadership Committee, paid quarterly in arrears (prorated based on his service during the 2021 fiscal year); (iii) an initial award of restricted stock units (“RSUs”) equaling $300,000 divided by the closing price of the Company’s Class A common stock on the date Mr. Lilly commences service on the Board (prorated based on his service [from his commencement of service until the 2022 annual meeting]) and which vests over three years in substantially equal annual installments following the grant date, subject to the director’s continued service on the Board through each such vesting date; and (iv) an annual RSU award granted on the date of the Company’s annual meeting of stockholders, provided the director has served on the Board for at least six months prior to such annual meeting and will continue serving following such meeting, in an amount equaling $160,00 divided by the closing price of the Company’s Class A common stock on the grant date and which vests on the earlier of the first anniversary of the grant date or the day immediately prior to the date of the next annual meeting of the Company’s stockholders, in either case, subject to the director’s continued service on the Board through such vesting date.

Mr. Lilly is is expected to enter into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1/A (File No. 333-257483) filed with the Securities and Exchange Commission on July 19, 2021.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing the appointment of Mr. Lilly. A copy of the press release is furnished as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 14, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUOLINGO, INC.

Date: December 14, 2021	By:	/s/ Matthew Skaruppa
Matthew Skaruppa
Chief Financial Officer